EXHIBIT 10.06 (Translated)

Equity Pledge Contract

This Equity Pledge Contract (the “Contract”) is signed by and among the following Parties in Nanshan District, Shenzhen City on March 13th, 2019:

Party A (the Pledgee): Shenzhen Qianhai Jinwanhong Holdings Ltd.

Address: Room 201, Building A, Qianwan First Road No.1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone, Shenzhen City

Party B1 (the Pledgor): Lu Shufeng

Party B2 (the Pledgor): Zhang Xiaoyang

Lu Shufeng and Zhang Xiaoyang are hereinafter collectively referred to as “the Pledgors” or “Party B”

Target Company: Century Wanhong (Shenzhen) Holdings Ltd. (“Target Company”)

WHEREAS:

1.	The Pledgee is an exclusively foreign-owned enterprise registered in Shenzhen City of People’s Republic of China (“China”, for the purpose hereof, excluding Hongkong, Macao and Taiwan regions).

2.	The Pledgor holds 100% Equity of the Target Company in total.

3.	The Pledgee, the Pledgor and the Target Company entered into an Exclusive Management Consulting and Service Agreement (the “Service Agreement”) on March 19, 2019.

4.	To ensure that the Pledgor and the Target Company perform all obligations, representations, warranties and commitments under the Service Agreement (including but not limited to pay service fees to the Pledgee in a timely manner), the Pledgor takes all the Equity of the Target Company held by it as pledge guarantee for all debts, obligations, representations, warranties and commitments of the Target Company under the Service Agreement.

THEREFORE, the Pledgor and the Pledgee hereby agree to enter into this Contract in accordance with the following terms and conditions.

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1 Definitions

Unless otherwise specified herein, the following terms shall have the meanings as follows.

1.1	“Pledgee Rights” refer to all contents set forth in Article 2 hereof.

1.2	“Equity” refers to all the Equity legally held by the Pledgor in the Target Company.

1.3	“Pledged Property” refers to the Equity by the Pledgor to the Pledgee in accordance with this Contract, and current and future profits, dividends and bonus arising from the pledged Equity.

1.4	“Secured Debt” refers to all debts, obligations, representations, warranties and commitments of the Target Company to the Pledgee under the Service Agreement, including service fees, interests, liquidated damages, compensations, expenses for the realization of creditor’s rights, losses caused to the Pledgee due to the default of the Target Company and all other expenses payable.

1.5	“Term of Pledge” refers to the period specified in Article 3 hereof.

1.6	“Event of Default” refers to any circumstance set forth in Article 7 hereof.

1.7	“Notice of Default” refers to a notice given in accordance with the Service Agreement and this Contract informing of the Event of Default.

2 Pledgee Rights

2.1	The Pledgor hereby pledges all Equity held by it in the Target Company to the Pledgee as guarantee for the Target Company and the Pledgor to perform their Secured Debt.

2.2	Pledgee Rights refer to the rights enjoyed by the Pledgee to auction or sell off the pledged Equity by the Pledgor and to receive compensation in priority with the proceeds from the auction or sale of the Equity, the validity of the pledge rights and all profits, dividends and bonuses generated by the Equity during the term hereof.

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3 Scope of Pledge Guarantee

The scope of the pledge guarantee hereunder shall include all Secured Debts.

4 Term of Pledge

4.1	The Equity pledge hereunder shall come into force from the date when it is recorded in the register of shareholders of the Target Company and registered with Administrative Department for Industry and Commerce. The validity term of the pledge shall be the same as that of the Service Agreement (if the validity term of the Service Agreement is renewed, the validity term of the pledge shall be automatically extended accordingly).

4.1.1	The Pledgor shall urge, and the Target Company shall record the pledge condition of the Pledged Property on the register of shareholders of the Target Company and issue the updated Equity contribution certificate which lists the pledge condition of the Pledged Property within 3 working days after signing hereof.

4.1.2	If the items recorded in the pledge change and need to be changed in accordance with laws, the Pledgor and the Pledgee shall make corresponding changes within 15 days from the date of change of the recorded items.

4.1.3	The Pledgor shall urge, and the Target Company shall complete the registration procedures for the pledge of the Pledged Property in the Administrative Department for Industry and Commerce within 30 working days after the signing hereof.

4.1.4	If special requirements or versions are needed for the contract upon the registration of the pledge of Equity, the Pledgor shall unconditionally cooperate with the signing of the contract in accordance with the requirements of the local Administrative Department for Industry and Commerce. The terms and principles of the contract shall be in full compliance with those hereof, except where compulsory requirements are required by the local Administrative Department for Industry and Commerce. In case of any inconsistency, this Contract shall prevail.

4.2	Within the term of the pledge, the Pledgee is entitled to dispose of the Pledged Property in accordance with the provisions hereof.

5 Safekeeping of the Pledgee Rights Certificate

The Pledgor shall, within one week from the date of signing hereof, submit the register of shareholders and the capital contribution certificate (if any) of the Target Company to the Pledgee for safekeeping until the end of the Term of Pledge specified herein.

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The Pledgee shall be entitled to receive all cash proceeds, including dividends and bonus, and all non-cash proceeds arising out of the pledged Equity from the date of signing hereof.

6 Representations and Warranties of the Pledgor

6.1	The Pledgor is the legal owner of the pledged Equity, and has full right to sign this Contract and perform its obligations hereunder. The execution, delivery and performance hereof and any related agreements will not breach the following items due to limitation and/or any act or event or any other reason:

6.1.1	Any incorporation documents of the Target Company;

6.1.2	Any laws to be observed by the Pledgor and the Target Company;

6.1.3	Any provisions and obligations in any contract, agreement, memorandum and other written or oral documents signed and effective by the Pledgor and the Target Company.

6.2	Unless otherwise specified herein, to the extent permitted by the laws of China, once the Pledgee exercises its rights in accordance with this Contract, it shall not be subject to any interference from any other Party.

6.3	Unless otherwise specified herein, to the extent permitted by the laws of China, the Pledgee is entitled to dispose of or transfer the Pledgee Rights in the manner specified herein, and the Pledgor shall cooperate unconditionally.

6.4	Except for the Pledgee, the Pledgor has not set any other Pledgee Rights or encumbrance on the Equity; the ownership of the pledged Equity is free from any dispute and is not subject to any other legal procedures. It may be pledged and transferred in accordance with applicable laws.

6.5	During the term hereof, the Pledgor promises to the Pledgee that it will strictly perform the following obligations, and as a shareholder of the Target Company, the Pledgor will urge the Target Company to perform relevant obligations:

6.5.1	Except for transferring the Equity of the Target Company to the Pledgee or the person designated by the Pledgee in accordance with the Exclusive Option Contract, without the prior written consent of the Pledgee, the Pledgor shall not directly or indirectly transfer the Equity of the target company in any way, nor shall it establish or allow the existence of any pledge or other forms of guarantee that may affect the rights and interests of the pledgee

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6.5.2	If the Pledgee agrees to transfer the Equity of the Target Company to the person designated by the Pledgee, it shall also transfer all its rights and obligations hereunder to such transferee, and make its best efforts to urge and require such transferee to unconditionally inherit and perform such rights and obligations.

6.5.3	The Pledgor shall abide by and implement all laws and regulations on pledge of rights. Upon receipt of the notice, instruction or recommendation issued by relevant competent authority with respect to the Pledgee Rights, the Pledgor shall, within five days, present such notice, instruction or recommendation to the Pledgee and at the same time comply with the implementation of such notice, instruction or recommendation, or raise objections with respect to such matters as reasonably requested by the Pledgee or with the consent of the Pledgee;

6.5.4	Without prior written consent of the Pledgee, the Pledgor shall not conduct, and will cause the Target Company not conduct any behavior that may derogate, harm or otherwise damage the value of the pledged Equity or any rights of the Pledgee hereunder, or any behavior that has a material impact on the assets, business, and/or operations of the Target Company. Under no circumstances shall the Pledgee be liable for the reduction of the value of the pledged Equity. Neither the Pledgor nor the Target Company shall have any right of recourse or claim against the pledgee in any form.

6.5.5	The Pledgor shall inform the Pledgee of any events that come to its knowledge and may affect the Equity or other rights of the Pledgor, change any warranty or commitment of the Pledgor hereunder, and affect the performance of the obligations of the Pledgor hereunder

6.5.6	The Pledgor further undertakes that upon the signing hereof, if the Pledgee agrees in writing that the Pledgor increases the capital or Equity of the Target Company in advance, the increased capital or Equity will automatically become part of the pledged Equity hereunder. The Pledgor and the Target Company are obliged to make necessary modifications to the register of shareholders of the target company and Equity contribution amount immediately after the completion of relevant capital increase, and fulfill the pledge procedure specified in Article 4.1.

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6.5.7	Subject to the provisions of relevant the laws of China and regulations, the pledge of Equity hereunder is a continuous guarantee and shall remain fully valid during the term hereof. Even if the Pledgor or the Target Company is insolvent, liquidated, incapacitated or changes the nature of the enterprise, or any capital offset or other event occurs between the Parties, the pledge of Equity hereunder shall not be affected.

6.5.8	For the purpose of performance hereof, the Pledgee shall be entitled to dispose of the pledged Equity in the manner agreed herein. When the Pledgee exercises its rights in accordance with the terms hereof, it shall not be interrupted or obstructed by the Pledgor or the Target Company, or its successors, trustees or any other person.

6.5.9	The Pledgor agrees that during the term of validity hereunder, if necessary, the Pledgee may require the Pledgor to sign any other agreement or supplementary agreement with the pledgee or its appointed agent. The Pledgor undertakes to immediately sign, specify and supplement the relevant content, conditions and terms in compliance with the instructions of the Pledgee.

6.5.10	The Parties agree that during the term of validity hereunder, in case of tax, accounting or other reasons, the Pledgee may require the Pledgor to supplement and modify any conditions and terms hereof as directed by the Pledgee, and the Pledgor shall immediately comply with such instructions.

6.6	The Pledgor warrants to the Pledgee that, for the benefit of the Pledgee, the Pledgor will abide by and perform all the warranties, commitments, representations and obligations hereunder and the Service Agreement. If the Pledgor fails to perform or fully perform its warranties, commitments, representations and obligations, the Pledgor shall indemnify the Pledgee for all losses thus incurred.

6.7	The Pledgor warrants to the Pledgee that it will sign and urge other Parties who have an interest in the Pledgee Rights to sign all the certificates, documents or agreements of rights required by the Pledgee in order to protect or improve the guarantee of Secured Debts herein. The Pledgor shall take and urge other interested Parties to take the action required by the Pledgee and facilitate the exercise of the rights granted to the Pledgee hereunder.

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6.8	The Pledgor and the Target Company are fully aware of the content hereof, and their signing and performance hereof is voluntary and out of the true intention of the Parties. The Pledgor and the Target Company have taken all necessary measures in accordance with the reasonable requirements of the Pledgee. They have obtained all internal authorizations required for signing and performing hereof, and signed all necessary documents to ensure that the pledge of Equity hereunder is legal and effective;

6.9	As of the date hereof, there are no outstanding taxes and fees on the Equity.

7 Event of Default

7.1	The following events shall be deemed as Event of Defaults:

7.1.1	Any breach by the Pledgor or the Target Company of any obligation under the transaction documents, including but not limited to the failure of the Target Company to pay in full the service fees or other charges payable under the Service Agreement;

7.1.2	The Pledgor violates the representations and warranties set forth in Article 6 hereof or makes any false or misleading statements;

7.1.3	Except as agreed in Article 6.5.1 hereof, the Pledgor loses the pledged Equity or transfers the pledged Equity without prior written consent of the Pledgee;

7.1.4	The Pledgor or the Target Company fails to comply with any other obligations or any representations or warranties made by it herein or the Service Agreement;

7.1.5	The Pledgor violates any terms hereof;

7.1.6	Any one or more obligations of the Pledgor or the Target Company hereunder or the Service Agreement are deemed illegal or invalid;

7.1.7	Any loan, guarantee, compensation, commitment or other debt repayment liabilities of the Pledgor (1) are required to repay or perform in advance for default; (2) become due but fail to be repaid or performed on schedule, which makes the Pledgee believes that the ability of the Pledgor to perform its obligations hereunder has been affected;

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7.1.8	The Pledgee believes that the ability of the Pledgor to perform the obligations hereunder has been affected due to adverse changes in the property owned by the Pledgor;

7.1.9	The Pledgor fails to repay general debts or other debts;

7.1.10	This Contract becomes illegal or the Pledgor fails to continue the performance of its obligations hereunder due to the issuance of relevant laws or regulations;

7.1.11	Any government’s consent, permission, approval or authorization that makes this Contract enforceable, lawful or valid is withdrawn, terminated, invalidated or materially modified;

7.1.12	The successor or entrusted agent of the Pledgor can only perform part or refuse to perform the obligations under the Service Agreement;

7.1.13	Other circumstances under which the Pledgee is unable to exercise the right to dispose of the Pledge Rights in accordance with relevant laws.

7.2	The Pledgor shall immediately notify the Pledgee in writing if it knows or finds any of the matters mentioned in Article 7.1 or events that may lead the occurrence of such matters.

7.3	Unless the Event of Default set forth in Article 7.1 has been satisfactorily resolved to the satisfaction of the Pledgee, the Pledgee may send a written Notice of Default to the Pledgee when or at any time after the occurrence of the default by the Pledgor, requiring the Pledgor to immediately pay all the arrears and other payables under the Service Agreement or exercise the Pledgee Rights in accordance with Article 8 hereof.

8 Exercise of the Pledgee Rights

8.1	The Pledgor shall not transfer the Equity without prior written consent of the Pledgee before all service fees or other payments agreed in the Service Agreement are paid off.

8.2	The Pledgee shall give Notice of Default to the Pledgor when exercising the Pledgee Rights.

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8.3	Subject to the provisions of Article 7.3, the Pledgee may exercise the right to dispose of the Pledgee Rights at the same time or at any time after giving the Notice of Default in accordance with Article 7.3.

8.4	The Pledgee is entitled, in accordance with legal procedures, to be reimbursed in full or in part at the price of the Equity hereunder, or the price of the auction or sale of the Equity, until the unpaid service fees and other payables under the Service Agreement are fully compensated. To avoid any doubt, the Pledgor shall bear or compensate for any liabilities or damages arising from or caused by the Pledgor in the process of disposing the Equity.

8.5	When the Pledgee exercises the Pledgee Rights in accordance with this Contract, the Pledgor shall not set up obstacles and shall provide necessary assistance to enable the Pledgee to realize its Pledgee Rights.

9 Transfer

9.1	The Pledgor shall not be entitled to grant or transfer its rights and obligations hereunder unless prior written consent is obtained from the Pledgee.

9.2	This Contract shall be binding on the Pledgor and its successors and shall be valid for the Pledgee and each successor and transferee.

9.3	The Pledgee may at any time transfer all or part of its rights and obligations under the service agreement to its designated persons (natural person/legal person). In this case, the transferee shall enjoy and assume the rights and obligations of the Pledgee hereunder, just as the transferee is a Party hereof. When the Pledgee transfers the rights and obligations under the Service Agreement, the Pledgor shall, at the request of the Pledgee, sign the relevant agreement and/or documents on the transfer.

9.4	After the change of the Pledgee caused by the transfer, both Parties of the new pledge shall sign a new pledge contract in which the terms and principles are equivalent hereto, and go through the corresponding business registration procedures.

10 Termination

This Contract shall be terminated upon the payment of all service fees under the Service Agreement and the Target Company no longer assumes any obligation under the Service Agreement. The Pledgee and the Pledgor shall reach a written agreement on the termination hereof as soon as reasonably practicable and go through the relevant procedures for the cancellation of the pledge of Equity.

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11 Handling Charges and Other Charges

11.1	All charges and actual expenses related hereto, including but not limited to legal expenses, capital expenses and taxes, shall be borne by the Target Company. If the relevant taxes and fees are paid by the Pledgor or the Pledgee as specified by laws, the Target Company shall fully compensate the taxes and fees paid by the Pledgor or the Pledgee.

11.2	If the Target Company fails to pay any taxes and fees payable in accordance with the provisions hereof, or for other reasons and such taxes and fees are recourse by the Pledgee or the Pledgor in any way, the Target Company shall bear all the expenses arising therefrom (Including but not limited to all kinds of taxes, handling fees, management fees, legal fees, attorney fees and various insurance premiums for handling the Pledgee Rights).

12 Force Majeure

12.1	If the performance hereof is delayed or impeded due to any “force majeure event”, the Party affected by the force majeure event shall not be held liable for such delayed or impeded performance hereof. “Force majeure event” refers to any event beyond the reasonable control of a Party and which, with the reasonable attention of the affected Party, is still unavoidable, including but not limited to, acts of government, natural forces, fire, explosion, geographical change, storm, flood, earthquake, tide, lightning or war. However, insufficient credit, capital or financing shall not be deemed to be beyond the reasonable control of a Party. Affected by the event of force majeure, the Party seeking to be exempted from the obligation under any provision hereof shall notify the other Party of such exemption as soon as possible.

12.2	The Party affected by the force majeure event shall not be held liable hereunder. However, only on the condition that the affected Party makes all reasonably practicable efforts to perform the Agreement, the Party seeking exemption may obtain exemption from the fulfilment of such liability, and only to the extent that the fulfilment is delayed or impeded. Once the cause of such exemption is corrected and remedied, the Parties agree to make their best efforts to resume performance hereunder.

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13 Dispute Settlement

13.1	This Contract shall be governed by and construed in accordance with the laws of China.

13.2	Any dispute arising from the interpretation and performance hereof shall be first settled by the Parties through friendly consultation. If the Parties fail to reach an agreement within 30 days after either Party sends a written notice to the other Party requesting a negotiation, either Party may submit the dispute to SCIA for arbitration in accordance with its current arbitration rules. The place of arbitration shall be in Shenzhen and the language of arbitration shall be Chinese. The arbitration award shall be final and binding upon both Parties.

13.3	Except for the matters in dispute, the Parties shall continue to perform their respective obligations in good faith in accordance with the provisions hereof.

14 Notices

Any notice or other communication given by either Party hereto shall be in Chinese and be delivered personally, mailed or faxed to the following address of the other Party or such other address of the other Party as may be notified from time to time in accordance with the method of notice provided herein. The notice shall be deemed to have been successfully served: (a) in case of a notice delivered personally, on the day of delivery personally; (b) in case of a notice sent by letter, the tenth day after the date posting (indicated on the postmark) the registered airmail with postage prepaid or on the fourth day after delivery to an internationally recognized courier service; (c) in case of a notice sent by facsimile, the time indicated on the transmission confirmation of the relevant documents.

The Pledgee: Shenzhen Qianhai Jinwanhong Holdings Ltd.

Address: Room 201, Building A, Qianwan First Road No.1, Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone, Shenzhen City

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Attention: Ho Chung Yu

Tel: 0755-83460127

Fax: __________________________________________

The Pledgor: Lu Shufeng

The Pledgor: Zhang Xiaoyang

15 Effectiveness

15.1	This Contract shall take effect upon being signed and sealed by the authorized representatives of both Parties. Any modification to, supplement or change hereof shall be invalid unless it is made in writing.

15.2	This Contract is made in Chinese and in quintuplicate, with each Party holding one of them. The remaining two copies shall be filed with Administration for Industry and Commerce. Each copy shall have the same legal effect.

(Remainder of this page is intentionally left blank)

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(This is the signing page of the Equity Pledge Contract, which has been signed by the authorized representatives of each party on the date first written above)

Party A: Shenzhen Qianhai Jinwanhong Holdings Ltd.

Signature: _________________

Party B:

______________________	________________________

Lu Shufeng	Zhang Xiaoyang

March 13, 2019

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